Filed pursuant to Rule 424(b)5

Registration No. 333-91577

Prospectus Supplement

(To Prospectus dated August 11, 2005)

650,000 Shares

Iron Mountain Incorporated

Common Stock

______________________

This prospectus supplement covers up to 650,000 shares of our common stock that may be offered in connection with a “zero-cost collar” arrangement by the selling stockholder, C. Richard Reese, our chairman and chief executive officer, as described in this prospectus supplement under the heading “Plan of Distribution.” Neither we nor the selling stockholder will receive any of the proceeds from the sale of common stock under this prospectus supplement.

If the selling stockholder exercises a put option or his counterparty exercises a covered call option, the selling stockholder will receive proceeds separately upon settlement of the zero-cost collar arrangement approximately three years after the date of this prospectus supplement. We are not selling any shares under this prospectus supplement and we will not receive any proceeds from the zero-cost collar arrangement.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “IRM.” On August 15, 2005, the last sale price for the common stock on the NYSE was $33.41.

Investing in our securities involves risks. See ‘‘Risk Factors’’ beginning on page S-5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of our common stock may be offered to the public from time to time for sale in transactions on the NYSE at market prices prevailing at the time of sale.

The date of this prospectus supplement is August 19, 2005.

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering of shares of our common stock in two separate documents:

•	the accompanying prospectus provides general information, some of which may not apply to this offering, and
•	this prospectus supplement, which describes the specific details regarding this offering.

This prospectus supplement does not contain all of the information that you will find in the registration statement on Form S-4, as amended by the Post-Effective Amendment No. 1 to Form S-4 on Form S-3, the Post-Effective Amendment No. 2 to Form S-4 on Form S-3 and the Post-Effective Amendment No. 3 to Form S-4 on Form S-3 (File No. 333-91577), which we refer to collectively as the Registration Statement, that we filed with the Securities and Exchange Commission, or the SEC. Statements in this prospectus supplement about the contents of any contract or other document are not necessarily complete. In addition to reading this prospectus supplement, you should read the copies of the contracts and other documents that we have filed as exhibits to the Registration Statement. The statements we make in this prospectus supplement are qualified in all respects by the information contained in the exhibits to the Registration Statement. You should read both this prospectus supplement and the prospectus, together with additional information described under the heading “Where You Can Find More Information” and “Documents Incorporated By Reference.” The section called “Where You Can Find More Information” below contains information about how you can obtain copies of the Registration Statement.

You should rely only on the information incorporated by reference or provided in this document and any prospectus supplement. We have not, and the selling stockholder has not, authorized anyone else to provide you with different information. We are not, and the selling stockholder is not, making an offer of these securities in any jurisdiction where it is unlawful. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this document.

References in this prospectus supplement to the terms “we,” “our” or “us” or other similar terms mean Iron Mountain Incorporated and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus supplement. We incorporate by reference the documents listed below and any filings made after the date of this prospectus supplement with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until our offering is completed or terminated.

We incorporate by reference the following documents filed by us:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005.
•	Current Reports on Form 8-K filed with the SEC on January 5, 2005, April 5, 2005, May 27, 2005 and July 5, 2005.
•

The description of our common stock contained in the Registration Statement on Form 8-A dated May 27, 1997, as amended by Amendment No. 1 to Form 8-A on June 3, 2005, and including all further amendments and reports filed for the purpose of updating such description.

We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those to which we specifically refer. You may obtain this information at no cost by writing or telephoning us at: 745 Atlantic Avenue, Boston, Massachusetts 02111, (617) 535-4799, Attention: Investor Relations.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC’s Internet site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange where reports, proxy statements and other information concerning us can also be inspected. The offices of the NYSE are located at 20 Broad Street, New York, New York 10005.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made and incorporated by reference statements in this prospectus supplement that constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, strategies, objectives, plans and current expectations. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements.

Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, those set forth below. Please read carefully the information under “Risk Factors” beginning on page S-5.

•	changes in customer preferences and demand for our services;
•	changes in the price for our services relative to the cost of providing such services;
•

in the various digital businesses on which we are engaged, capital and technical requirements will be beyond our means, markets for our services will be less robust than anticipated, or competition will be more intense than anticipated;

•	our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently;
•	the cost and availability of financing for contemplated growth;
•	business partners upon whom we depend for technical assistance or management and acquisition expertise outside the U.S. will not perform as anticipated;
•	changes in the political and economic environments in the countries in which our international subsidiaries operate; and
•	other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated.

These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus supplement. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures we have made in this document, as well as our other periodic reports filed with the SEC.

SUMMARY

Our Company

We are the leader in information storage and protection services. We are an international, full-service provider of information storage and protection and related services, enabling customers to outsource these functions. We have a diversified customer base comprised of numerous commercial, legal, banking, healthcare, accounting, insurance, entertainment, and government organizations, including more than 95% of the Fortune 1000 and more than two-thirds of the FTSE 100. Our comprehensive solutions help customers save money and manage risks associated with legal and regulatory compliance, protection of vital assets, and business continuity challenges.

Our core records management services include: records management program development and implementation based on best-practices to help customers comply with specific regulatory requirements; implementation of policy-based programs that feature secure, cost-effective storage for all major media, including paper, which is the dominant form of records storage, flexible retrieval access and retention management; digital archiving services for secure, legally compliant and cost-effective long-term archiving of electronic records; secure shredding services that ensure privacy and a secure chain of record custody; and specialized services for vital records, film and sound and regulated industries such as healthcare, energy and financial services.

Our data protection services include: disaster preparedness planning support; secure, off-site vaulting of data backup media for fast and efficient data recovery in the event of a disaster, human error or virus; electronic vaulting to provide managed, online data backup and recovery services for personal computers and server data; intellectual property management services consisting of escrow services to protect and manage source code and other proprietary information with a trusted, neutral third party and domain name management services.

In addition to our core records management and data protection services, we sell storage materials, including cardboard boxes and magnetic media, and provide consulting, facilities management, fulfillment and other outsourcing services.

As of June 30, 2005, we provided services to over 235,000 customer accounts in 85 markets in the U.S. and 66 markets outside of the U.S., employed over 14,500 people and operated approximately 830 records management facilities in the U.S., Canada, Europe and Latin America.

The Offering

Issuer	Iron Mountain Incorporated

Common Stock offered hereunder	Up to 650,000 shares to be sold in connection with a zero-cost collar arrangement to be entered into by the selling stockholder.

Use of Proceeds

We will not receive any proceeds from the zero-cost collar arrangement and neither we nor the selling stockholder will receive any of the proceeds from the sale of common stock offered under this prospectus supplement. If the selling stockholder exercises a put option or his counterparty exercises a covered call option, the selling stockholder will receive proceeds separately upon settlement of the zero-cost collar arrangement approximately three years after the date of this prospectus supplement. We are not selling any shares under this prospectus supplement and we will not receive any proceeds from the zero-cost collar arrangement.

New York Stock Exchange symbol for our common stock	“IRM”

RISK FACTORS

You should carefully consider the following factors and other information in this prospectus supplement and accompanying prospectus before deciding to invest in our common stock.

Operational Risks

We face competition for customers.

We compete with our current and potential customers’ internal information storage and protection services capabilities. We can provide no assurance that these organizations will begin or continue to use an outside company, such as our company, for their future information storage and protection services needs or that they will use us to provide these services. We also compete with multiple information storage and protection services providers in all geographic areas where we operate.

We may be impacted by current or future privacy regulations.

Many new state and federal laws and regulations are being contemplated and enacted relative to privacy issues in general and the care and handling of personal information in particular. We can provide no assurance that these new laws and regulations will not have a material impact on our financial position or our results of operations.

We may not be able to effectively expand our digital businesses.

We have implemented our planned expansion into various digital businesses. Our entrance into these markets poses certain unique risks. For example, we may be unable to:

• raise the amount of capital necessary to effectively participate in these businesses;

• develop, hire or otherwise obtain the necessary technical expertise;

• accurately predict the size of the markets for any of these services; or

• compete effectively against other companies that possess greater technical expertise, capital or other necessary resources.

In addition, the digital solutions we offer may not gain or retain market acceptance, or business partners upon whom we depend for technical and management expertise, as well as the hardware and software products we need to complement our services, may not perform as expected.

Our customers may shift from paper storage to alternative technologies that require less physical space.

We derive most of our revenues from the storage of paper documents and related services. This storage requires significant physical space. Alternative storage technologies exist, many of which require significantly less space than paper. These technologies include computer media, microform, CD-ROM and optical disk. To date, none of these technologies has replaced paper as the principal means for storing information. However, we can provide no assurance that our customers will continue to store most of their records in paper format. A significant shift by our customers to storage of data through non-paper based technologies, whether now existing or developed in the future, could adversely affect our business.

We may be subject to certain costs and potential liabilities associated with the real estate required for our businesses.

Because our businesses are heavily dependent on real estate, we face special risks attributable to the real estate we own or operate. Such risks include:

•	variable occupancy costs and difficulty locating suitable sites due to fluctuations in the real estate market;

•	uninsured losses or damage to our storage facilities due to an inability to obtain full coverage on a cost-effective basis for some casualties, such as earthquakes, or any coverage for certain losses, such as losses from riots or terrorist activities;

•	loss of our investment in, and anticipated profits and cash flow from, damaged property that is uninsured; and

•	liability under certain environmental laws for the costs of investigation and cleanup of contaminated real estate owned or leased by us, whether or not we know of, or were responsible for, the contamination, or the contamination occurred while we owned or leased the property.

Some of our current and formerly owned or operated properties were previously used for industrial or other purposes that involved the use, storage, generation and/or disposal of hazardous substances and wastes and petroleum products. In some instances these properties included the operation of underground storage tanks. Although we have from time to time conducted limited environmental investigations and remedial activities at some of our former and current facilities, we have not undertaken an in-depth environmental review of all of our properties. We therefore may be potentially liable for environmental costs like those discussed above and may be unable to sell, rent, mortgage or use contaminated real estate owned or leased by us.

International operations may pose unique risks.

As of June 30, 2005, we provided services in 66 markets outside the U.S. As part of our growth strategy, we expect to continue to acquire information storage and protection services businesses in foreign markets. International operations are subject to numerous risks, including:

•	the impact of foreign government regulations;

•	the volatility of certain foreign economies in which we operate;

•	political uncertainties;

•	the risk that the business partners upon whom we depend for technical assistance or management and acquisition expertise outside of the U.S. will not perform as expected;

•	differences in business practices; and

•	foreign currency fluctuations.

In particular, our net income can be significantly affected by fluctuations in currencies associated with certain intercompany balances between our U.S. entities and our foreign subsidiaries and our U.K. entity and subsidiaries on the European continent.

Risks Relating to Our Common Stock

No Intention to Pay Dividends

We have never declared or paid cash dividends on our capital stock. We intend to retain future earnings for use in our business and do not anticipate declaring or paying any cash dividends on shares of common stock in the foreseeable future. The terms of our credit agreement and our indentures contain provisions permitting the payment of cash dividends and stock repurchases subject to certain limitations.

Risks Relating to Our Indebtedness

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under our various indebtedness.

We have a significant amount of indebtedness. The following table shows important credit statistics as of June 30, 2005:

At June 30, 2005 (Dollars in millions)
Total long-term debt	$2,429.8
Stockholders’ equity	$1,290.9
Debt to equity ratio	1.88x

Our substantial indebtedness could have important consequences to you. Our indebtedness may increase as we continue to borrow under existing and future credit arrangements in order to finance future acquisitions and for general corporate purposes, which would increase the associated risks. These risks include:

•	inability to satisfy our obligations with respect to our various indebtedness;

•	inability to adjust to adverse economic conditions;

•	inability to fund future working capital, capital expenditures, acquisitions and other general corporate requirements, including possible required repurchases of our various indebtedness;

•	limits on our flexibility in planning for, or reacting to, changes in our business and the information storage and protection services industry;

•	limits on future borrowings under our existing or future credit arrangements, which could affect our ability to pay our indebtedness or to fund our other liquidity needs;

•	inability to generate sufficient funds to cover required interest payments; and

•	restrictions on our ability to refinance our indebtedness on commercially reasonable terms.

Restrictive loan covenants may limit our ability to pursue our growth strategy.

Our credit facility and our indentures contain covenants restricting or limiting our ability to, among other things:

•	incur additional indebtedness;

•	pay dividends or make other restricted payments;

•	make asset dispositions;

•	create or permit liens; and

•	make capital expenditures and other investments.

These restrictions may adversely affect our ability to pursue our acquisition and other growth strategies.

We may not have the ability to raise the funds necessary to finance the repurchase of outstanding senior subordinated indebtedness upon a change of control event as required by our indentures.

Upon the occurrence of a change of control, we will be required to offer to repurchase all outstanding senior subordinated indebtedness. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the notes or that restrictions in our revolving credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a ‘‘change of control’’ under our indentures.

Since Iron Mountain is a holding company, our ability to make payments on our various indebtedness depends in part on the operations of our subsidiaries.

Iron Mountain is a holding company, and substantially all of our assets consist of the stock of our subsidiaries and substantially all of our operations are conducted by our direct and indirect wholly owned subsidiaries. As a result, our ability to make payments on our various indebtedness will be dependent upon the receipt of sufficient funds from our subsidiaries. However, our various indebtedness is guaranteed, on a joint and several basis, by most, but not all, of our direct and indirect wholly owned U.S. subsidiaries.

Acquisition and International Expansion Risks

Failure to successfully integrate acquired operations could reduce our future results of operations.

The success of any acquisition depends in part on our ability to integrate the acquired company. The process of integrating acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of our management’s attention and our financial and other resources. We can give no assurance that we will ultimately be able to effectively integrate and manage the operations of any acquired business. Nor can we assure you that we will be able to maintain or improve the historical financial performance of Iron Mountain or our acquisitions. The failure to successfully integrate these cultures, operating systems, procedures and information technologies could have a material adverse effect on our results of operations.

We may be unable to continue our international expansion.

Our growth strategy involves expanding operations into international markets, and we expect to continue this expansion. Europe and Latin America have been our primary areas of focus for international expansion. We have entered into joint ventures and have acquired all or a majority of the equity in information storage and protection services businesses operating in these areas and are actively pursuing additional opportunities. This growth strategy involves risks. We may be unable to pursue this strategy in the future. For example, we may be unable to:

•	identify suitable companies to acquire;

•	complete acquisitions on satisfactory terms;

•	incur additional debt necessary to acquire suitable companies if we are unable to pay the purchase price out of working capital, common stock or other equity securities; or

•	enter into successful business arrangements for technical assistance or management and acquisition expertise outside of the U.S.

We also compete with other information storage and protection services providers for companies to acquire. Some of our competitors may possess greater financial and other resources than we do. If any such competitor were to devote additional resources to such acquisition candidates or focus its strategy on our international markets, our results of operations could be adversely affected.

USE OF PROCEEDS

We will not receive any proceeds from the zero-cost collar arrangement and neither we nor the selling stockholder will receive any of the proceeds from the sale of common stock offered under this prospectus supplement.

If the selling stockholder exercises a put option or his counterparty exercises a covered call option, the selling stockholder will receive proceeds separately upon settlement of the zero-cost collar arrangement approximately three years after the date of this prospectus supplement. We are not selling any shares under this prospectus supplement and we will not receive any proceeds from the zero-cost collar arrangement.

SELLING STOCKHOLDER

The following table sets forth certain information with respect to the selling stockholder’s beneficial ownership of our common stock as of August 15, 2005 and after giving effect to this offering. Prior to the offering of common stock described in this prospectus supplement, the selling stockholder beneficially owned the following shares. The number of shares beneficially owned by the selling stockholder is determined according to the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The shares offered hereby are being sold in connection with a zero-cost collar arrangement entered into by the selling stockholder relating to a portion of our shares of common stock held by the selling stockholder. The zero-cost collar arrangement is further described below under the heading “Plan of Distribution.”

Selling Stockholder	Common Stock Beneficially Owned Prior to Offering and Entry into the Zero-Cost Collar Arrangement(1)		Maximum Number of Shares of Common Stock Being Offered	Common Stock Beneficially Owned After the Offering and Settlement of the Zero-Cost Collar Arrangement
	Number	Percentage(2)		Number	Percentage (2)
C. Richard Reese	3,507,671(3)	2.7%	650,000	2,857,671(4)	2.2%

* Less than 1%.

(1)

Includes all common stock beneficially owned, not just those being offered. Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

(2)	Based on 130,893,126 shares of common stock outstanding as of August 15, 2005.
(3)

Mr. Reese is a director, Chairman of the Board, Chief Executive Officer and President of us. Includes 813,744 shares of common stock held in a family owned limited liability company, or LLC, as to which shares Mr. Reese disclaims beneficial ownership. Also includes 1,967,059 shares of Common Stock as to which Mr. Reese shares beneficial ownership with Schooner Capital Trust, or Schooner Trust, as assignee of Schooner Capital, LLC, or Schooner, as a result of a 1988 deferred compensation arrangement, as amended, between Schooner and Mr. Reese relating to Mr. Reese’s former services as President of Schooner Capital Corporation. Pursuant to such arrangement, upon the earlier to occur of (a) the sale or exchange by Schooner Trust of substantially all of the shares of common stock held by Schooner Trust or (b) the cessation of Mr. Reese’s employment with us, Schooner Trust is required to transfer such shares of common stock to Mr. Reese or remit to Mr. Reese cash in an amount equal to the then current fair market value of such shares of common stock. Schooner Trust has agreed to vote the shares of common stock subject to such arrangement at the direction of Mr. Reese.

(4)	Assuming either option constituting the zero-cost collar is fully exercised and physically settled. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

The selling stockholder has entered into a zero-cost collar arrangement on the date of this prospectus supplement with an affiliate of Bear, Stearns & Co. Inc. relating to a portion of the shares of our common stock held by the selling stockholder. The zero-cost collar arrangement is currently anticipated to settle in 2008, unless settled earlier pursuant to the acceleration provisions of the arrangement.

Under the zero-cost collar arrangement, the selling stockholder will write a covered call option and buy a put option. Both options relate to up to 650,000 shares of our common stock, and the selling stockholder has pledged these shares to an affiliate of Bear, Stearns & Co. Inc. to secure his delivery obligations under the covered calls. Under the zero-cost collar arrangement, at the selling stockholder’s election and in certain other circumstances, the selling stockholder may pay the cash value of any shares that would otherwise be deliverable at settlement. In addition, the strike prices of the call option and put option are subject to adjustment to reflect certain events. We currently anticipate that the put option will be based on a share price of 90% of the current market price of our common stock and the covered call option will be based on a share price of 135% of the current market price of our common stock. Such percentages are subject to change based upon market conditions and negotiations between the selling stockholder and Bear, Stearns & Co. Inc.

Bear, Stearns & Co. Inc. will sell shares of our common stock under this prospectus supplement to hedge its affiliate’s economic risk with respect to the zero-cost collar arrangement. Bear, Stearns & Co. Inc. will receive customary commissions, not to exceed $0.04 per share, in connection with such sales. Sales of shares of our common stock under this prospectus supplement may involve “short sales,” which means that the shares of our common stock offered by this prospectus supplement may be borrowed by Bear, Stearns & Co. Inc. or its affiliates from securities lenders, and Bear, Stearns & Co. Inc. or its affiliates will pay customary fees to the lenders for this service. Bear, Stearns & Co. Inc. or its affiliates may use shares acquired under the zero-cost collar arrangement to return shares to the securities lenders. In the event of an election by the selling stockholder to pay the cash value of any shares that would otherwise be deliverable at settlement of the zero-cost collar arrangement, Bear, Stearns & Co. Inc. expects that it or its affiliates will purchase shares of common stock in the open market and use those shares to close out any open borrowings created to hedge its exposure under the zero-cost collar arrangement.

None of the shares sold by Bear, Stearns & Co. Inc. pursuant to this prospectus supplement will be shares acquired from us.

Neither we nor the selling stockholder will receive any proceeds from the sale of the common stock offered hereby, although the selling stockholder will receive the applicable strike price for the shares under the zero-cost collar arrangement, if either option is exercised (and the options are not cash settled).

Bear, Stearns & Co. Inc. intends to offer the shares to the public from time to time for sale in transactions, on the NYSE at market prices prevailing at the time of sale. Bear, Stearns & Co. Inc. may effect such transactions by selling shares of common stock offered hereby to or through dealers, and such dealers may receive compensation in the form of markups or commissions from Bear, Stearns & Co. Inc. and/or from purchasers of shares for whom such dealers may act as agents or to whom they may sell as principal.

In connection with the zero-cost collar arrangement and concurrently with the sale of shares of our common stock pursuant to this offering Bear, Stearns & Co. Inc. or its affiliates will purchase shares of our common stock in secondary market transactions. Bear, Stearns & Co. Inc. or its affiliates may from time to time during the term of the zero-cost collar arrangement engage in additional purchases or sales, including short sales, of our common stock or enter into additional derivative transactions relating to our common stock for its own account, both to adjust the initial hedge position and for other purposes. Any of these activities may maintain or otherwise affect the market price of our common stock.

Indemnification. The selling stockholder has agreed to indemnify Bear, Stearns & Co., Inc. against some liabilities, including certain liabilities under the Securities Act of 1933 and the Exchange Act.

Conflicts/Affiliates. Bear, Stearns & Co. Inc. and its affiliates have provided and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates and the selling stockholder for which services they have received, and may in the future receive, customary fees. In addition, Bear, Stearns & Co. Inc. and its affiliates have owned, currently own or may own, equity or equity-like and debt securities of us or our affiliates.

VALIDITY OF THE OFFERED SECURITIES

Sullivan & Worcester LLP, Boston, Massachusetts, has passed upon the validity of the offered common stock for us.

PROSPECTUS

16,987,645 Shares

Iron Mountain Incorporated

Common Stock

______________________

This prospectus relates to the reoffer and resale of common stock received in the merger of Iron Mountain Incorporated with and into Pierce Leahy Corp. on February 1, 2000 by the selling stockholders for their own account. We will not receive any of the proceeds from the reoffering and resale of the common stock.

Depending upon the selling stockholders' continuing review of their respective investments and various other facts, the selling stockholders may, subject to any applicable securities laws, sell all or any part of the offered common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “IRM.” On August 9, 2005, the last sale price for the common stock on the NYSE was $33.28.

Investing in our securities involves risks. See ‘‘Risk Factors’’ beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive office is 745 Atlantic Avenue, Boston, Massachusetts 02111 and our telephone number is (617) 535-4766.

The date of this prospectus is August 12, 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a post effective amendment on Form S-3 to our registration statement on Form S-4 that we filed with the Securities and Exchange Commission, or the SEC. This prospectus does not contain all of the information that you will find in the registration statement. Statements in this prospectus about the contents of any contract or other document are not necessarily complete. In addition to reading this prospectus, you should read the copies of the contracts and other documents that we have filed as exhibits to the registration statement. The statements we make in this prospectus are qualified in all respects by the information contained in the exhibits to the registration statement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Documents Incorporated By Reference.” The section called "Where You Can Find More Information" below contains information about how you can obtain copies of the registration statement.

You should rely only on the information incorporated by reference or provided in this document and any prospectus supplement. We have not, and the selling stockholders have not, authorized anyone else to provide you with different information. We are not, and the selling stockholders are not, making an offer of these securities in any jurisdiction where it is unlawful. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

References in this prospectus to the terms “we,” “our” or “us” or other similar terms mean Iron Mountain Incorporated and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

(i)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made and incorporated by reference statements in this prospectus that constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, strategies, objectives, plans and current expectations. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements.

Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, those set forth below. Please read carefully the information under “Risk Factors” beginning on page 1.

•	changes in customer preferences and demand for our services;
•	changes in the price for our services relative to the cost of providing such services;
•

in the various digital businesses on which we are engaged, capital and technical requirements will be beyond our means, markets for our services will be less robust than anticipated, or competition will be more intense than anticipated;

•	our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently;
•	the cost and availability of financing for contemplated growth;
•	business partners upon whom we depend for technical assistance or management and acquisition expertise outside the U.S. will not perform as anticipated;
•	changes in the political and economic environments in the countries in which our international subsidiaries operate; and
•	other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated.

These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures we have made in this document, as well as our other periodic reports filed with the Securities and Exchange Commission (the "Commission" or "SEC").

(ii)

OUR COMPANY

We are the leader in information storage and protection services. We are an international, full-service provider of information storage and protection and related services, enabling customers to outsource these functions. We have a diversified customer base comprised of numerous commercial, legal, banking, healthcare, accounting, insurance, entertainment, and government organizations, including more than 95% of the Fortune 1000 and more than two-thirds of the FTSE 100. Our comprehensive solutions help customers save money and manage risks associated with legal and regulatory compliance, protection of vital assets, and business continuity challenges.

Our core records management services include: records management program development and implementation based on best-practices to help customers comply with specific regulatory requirements; implementation of policy-based programs that feature secure, cost-effective storage for all major media, including paper, which is the dominant form of records storage, flexible retrieval access and retention management; digital archiving services for secure, legally compliant and cost-effective long-term archiving of electronic records; secure shredding services that ensure privacy and a secure chain of record custody; and specialized services for vital records, film and sound and regulated industries such as healthcare, energy and financial services.

Our data protection services include: disaster preparedness planning support; secure, off-site vaulting of data backup media for fast and efficient data recovery in the event of a disaster, human error or virus; electronic vaulting to provide managed, online data backup and recovery services for personal computers and server data; intellectual property management services consisting of escrow services to protect and manage source code and other proprietary information with a trusted, neutral third party and domain name management services.

In addition to our core records management and data protection services, we sell storage materials, including cardboard boxes and magnetic media, and provide consulting, facilities management, fulfillment and other outsourcing services.

As of June 30, 2005, we provided services to over 235,000 customer accounts in 85 markets in the U.S. and 66 markets outside of the U.S., employed over 14,500 people and operated approximately 830 records management facilities in the U.S., Canada, Europe and Latin America.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors included in any applicable prospectus supplement or incorporated by reference into this prospectus when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement.

USE OF PROCEEDS

We will receive no proceeds from any sale of the common stock offered by the selling stockholders. The selling stockholders will receive all proceeds.

SELLING STOCKHOLDERS

The selling stockholders are Kent P. Dauten, B. Thomas Golisano, C. Richard Reese, the Reese Family 2005 LLC, Vincent J. Ryan, the Vincent J. Ryan Revocable Trust and the Schooner Capital Trust. Prior to the offering of common stock described in this prospectus, the selling stockholders beneficially owned the following shares. The number of shares beneficially owned by each person is determined according to the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Selling Stockholder	Common Stock Beneficially Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock Being Offered(2)
	Number	Percentage(3)
Kent P. Dauten	2,027,128(4)	1.6%	2,000,000
B. Thomas Golisano	2,636,594(5)	2%	2,597,253
C. Richard Reese	3,507,671(6)	2.7%	726,868
Reese Family 2005 LLC	813,744(7)	*%	813,744
Vincent J. Ryan	11,461,924(8)	8.8%	0
Vincent J. Ryan Revocable Trust	4,693,609(9)	3.6%	4,693,609
Schooner Capital Trust	6,156,171(10)	4.7%	6,156,171

* Less than 1%.

(1)

Includes all common stock beneficially owned, not just those being offered. Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

(2)

We do not know if, when or in what amounts a selling stockholder, donee, pledge, transferee or other successor-in-interest may offer common stock for sale. However, for purposes of this table, we have assumed that, after completion of the offering, none of the common stock covered by this prospectus will be held by the selling stockholders or such other persons.

(3)	Based on 130,781,896 shares of common stock outstanding as of July 25, 2005.
(4)	Mr. Dauten is a director of the Company. Includes 27,128 shares that Mr. Dauten has the right to acquire pursuant to currently exercisable options not being offered under this prospectus.
(5)	Mr. Golisano is a director of the Company. Includes 39,341 shares that Mr. Golisano has the right to acquire pursuant to currently exercisable options.
(6)	Mr. Reese is a director, Chairman of the Board, Chief Executive Officer and President of the Company.

Includes 813,744 shares of Common Stock held in a family owned LLC, as to which shares Mr. Reese disclaims beneficial ownership. Such shares are included in the maximum number of shares being offered under this prospectus by the Reese Family 2005 LLC. Also includes 1,967,059 shares of Common Stock as to which Mr. Reese shares beneficial ownership with Schooner Capital Trust (“Schooner Trust”), as assignee of Schooner Capital, LLC (“Schooner”), as a result of a 1988 deferred compensation arrangement, as amended, between Schooner and Mr. Reese relating to Mr. Reese’s former services as President of Schooner Capital Corporation. Pursuant to such arrangement, upon the earlier to occur of (a) the sale or exchange by Schooner Trust of substantially all of the shares of Common Stock held by Schooner Trust or (b) the cessation of Mr. Reese’s employment with the Company, Schooner Trust is required to transfer such shares of Common Stock to Mr. Reese or remit to Mr. Reese cash in an amount equal to the then current fair market value of such shares of Common Stock. Schooner Trust has agreed to vote the shares of Common Stock subject to such arrangement at the direction of Mr. Reese. Such shares are included in the maximum number of shares being offered under this prospectus by Schooner Trust.

(7)

All shares of Common Stock are held in an LLC affiliated with C. Richard Reese, a Director and Chairman of the Board and Chief Executive Officer of the Company. Mr. Reese disclaims beneficial ownership of these shares. See footnote 6.

(8)

Mr. Ryan is a director of the Company. Includes 27,694 shares that Mr. Ryan has the right to acquire pursuant to currently exercisable options not being offered under this prospectus. Also includes:

1.     4,693,609 shares held by the Vincent J. Ryan Revocable Trust, dated December 24, 1987 (“Ryan 1987 Trust”). Mr. Ryan, as one of the two trustees of the Ryan 1987 Trust, has sole voting and dispositive power with respect to the 4,693,609 shares.

2.     241,787 shares held by the Carla E. Meyer Three-Year Retained Annuity Trust, dated August 4, 2003 (“Meyer 2003 Trust”). Mr. Ryan and Stephen Maiocco are the Trustees of the Meyer 2003 Trust. The Trustees of the Meyer Trust have joint voting and dispositive power over such shares.

3.     208,213 shares held by the Carla E. Meyer Revocable Trust dated December 7, 2001 (“Meyer 2001 Trust”). Carla E. Meyer and Vincent J. Ryan are the Trustees of the Meyer 2001 Trust. During the lifetime of Ms. Meyer, the Trustees are permitted to take action in accordance with the direction of Ms. Meyer.

4.     6,156,171 shares held by Schooner Trust, as assignee of Schooner, 1,967,059 shares of which C. Richard Reese shares beneficial ownership with Schooner Trust, as assignee of Schooner, as a result of a deferred compensation arrangement between Schooner and C. Richard Reese relating to former services by Mr. Reese as President of Schooner Capital Corporation. Mr. Ryan is Chairman and the beneficial owner of Schooner. Pursuant to such deferred compensation arrangement, upon the earlier to occur of (i) the sale or exchange by Schooner Trust of substantially all of the shares of Common Stock held by Schooner Trust or (ii) the cessation of Mr. Reese’s employment with Iron Mountain, Schooner Trust is required to transfer such shares (or portion thereof) to Mr. Reese, or remit to Mr. Reese cash in an amount equal to the then current fair market value of such shares. Schooner Trust has agreed to vote the shares subject to such deferred compensation arrangement at the direction of Mr. Reese. Mr. Ryan has sole voting power with respect to 4,189,112 shares held by Schooner Trust, and has sole dispositive power with respect to the entire 6,156,171 shares held by Schooner Trust. Mr. Ryan is President of Schooner Trust and he, and members of his family, are the sole shareholders of Schooner Trust.

5.     120,950 shares registered in the name of The Schooner Foundation, a private non-profit foundation, of which Mr. Ryan is a trustee.

6.     13,500 shares registered in the name of Citibank, South Dakota, Trustee of the Ryan 1988 Issue Trust, of which Mr. Ryan is the Settlor.

(10)

Includes 1,967,059 shares of Common Stock as to which Schooner Trust shares beneficial ownership with C. Richard Reese, a Director and Chairman of the Board and Chief Executive Officer of the Company, as a result of a 1988 deferred compensation arrangement, as amended, between Schooner and Mr. Reese. See footnote 6.

The selling stockholders are offering the common stock described in this prospectus. From time to time, depending upon the selling stockholders’ continuing review of their respective investments and various other facts, the selling stockholders may, subject to any applicable securities laws, sell all or any part of the common stock offered by this prospectus. More information about the possible distribution of the offered shares is given in “Plan of Distribution” below.

Relationship between us and the selling stockholders

We lease space to an affiliated company, Schooner, for its corporate headquarters located in Boston, Massachusetts. For the years ended December 31, 2002, 2003 and 2004, Schooner paid rent to us totaling $128,000, $144,000 and $153,000, respectively.

The Company paid compensation of approximately $285,000 for the year ended December 31, 2004 to Mr. T. Anthony Ryan. Mr. Ryan is Senior Vice President, Real Estate, of the Company and is the brother of Vincent J. Ryan, a director of the Company. The Company believes that the terms of Mr. Ryan’s employment are no less favorable to it than would be negotiable with an unrelated third party.

DESCRIPTION OF OUR CAPITAL STOCK

The description below summarizes the more important terms of our capital stock. We have previously filed with the SEC copies of our certificate of incorporation and bylaws, as amended. See “Where You Can Find More Information.” You should refer to those documents for the complete terms of our capital stock. This summary is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share. Our board of directors has been authorized, subject to limitations provided in our certificate of incorporation, to provide for the issuance of shares of our preferred stock in multiple series. No shares of our preferred stock are currently outstanding.

With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

•	the designation of the series;
•	the number of shares within the series;
•	whether the shares are entitled to receive dividends and whether dividends are cumulative;
•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;
•	whether the shares are redeemable, the redemption price and the other terms of redemption;
•	whether the shares are entitled to any rights if we are dissolved or our assets are distributed;
•	whether the shares are convertible or exchangeable, the price or rate of exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series; and
•	your voting rights for the shares you own.

Holders of our preferred stock will not have preemptive rights with respect to shares of our preferred stock. In addition, rights with respect to shares of our preferred stock will be subordinate to the rights of our general creditors. If we receive the appropriate payment, shares of our preferred stock that we issue will be fully paid and nonassessable.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote per share on each matter to be decided by our stockholders, subject to the rights of holders of any series of preferred stock that may be outstanding from time to time. Pursuant to our certificate of incorporation, there are no cumulative voting rights in the election of directors. The affirmative vote of holders of a plurality of the votes properly cast in any election of directors may elect all of the directors standing for election.

Dividend Rights and Limitations. Holders of common stock will be entitled to receive ratably any dividends or distributions that our board of directors may declare from time to time out of funds legally available for this purpose.

Dividends and other distributions on common stock are also subject to the rights of holders of any series of preferred stock that may be outstanding from time to time and to the restrictions in our credit agreement and indentures. See “—Preferred Stock.”

Liquidation Rights. In the event of liquidation, dissolution or winding up of our affairs, after payment or provision for payment of all of our debts and obligations and any preferential distributions to holders of shares of preferred stock, if any, the holders of the common stock will be entitled to share ratably in our remaining assets available for distribution.

Miscellaneous. All outstanding shares of common stock are validly issued, fully paid and nonassessable. Our board of directors has the power to issue shares of authorized but unissued common stock without further stockholder action. The issuance of these unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of common stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is The Bank of New York, Church Street Station, P.O. Box 11258, New York, New York 10286-1258. Its telephone number is (800) 524-4458.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR

CERTIFICATE OF INCORPORATION AND BYLAWS

We are organized as a Delaware corporation. The following is a summary of our certificate of incorporation and bylaws and certain provisions of Delaware law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire certificate of incorporation and bylaws, copies of which we have previously filed with the SEC, see “Where You Can Find More Information,” or refer to the provisions of Delaware law.

Delaware law, our certificate of incorporation and our bylaws contain some provisions that could delay or make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions, as described below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us first to negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiations with respect to such proposals could result in an improvement of their terms.

Section 203 of The Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law (the “DGCL”) prohibits a defined set of transactions between a Delaware corporation, such as us, and an “interested stockholder.” An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term “business combination” is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•

either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by our board of directors prior to the time the interested stockholder becomes an interested stockholder;

•

the interested stockholder owns at least 85% of our voting stock, other than stock held by directors who are also officers or by qualified employee stock plans, upon consummation of the transaction in which it becomes an interested stockholder; or

•	the business combination is approved by a majority of our board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, the prohibitions do not apply to business combinations with persons who were interested stockholders prior to the corporation becoming subject to Section 203.

Other Provisions of Our Certificate of Incorporation and Bylaws

Our bylaws provide that a vacancy on the board of directors, including a vacancy created by an increase in the size of the board of directors by the directors, may be filled by a majority of the remaining directors, or by a sole remaining director, or by the stockholders, and each person so elected shall be a director to serve for the balance of the unexpired term of the directors. Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at the election of directors.

Certain other provisions of our certificate of incorporation and bylaws could have the effect of preventing or delaying any change in control of us, including:

•

the advance notification procedures imposed on stockholders for stockholder nominations of candidates for the board of directors and for other stockholder business to be conducted at annual or special meetings;

•	the absence of authority for stockholders to call special stockholder meetings; and
•	the absence of authority for stockholder action by unanimous or partial written consent in lieu of an annual or special meeting.

These provisions and statutory anti-takeover provisions, could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Limitation of Directors’ Liability and Indemnification of Directors and Officers

The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to a corporation or its stockholders for damages for certain breaches of the director's fiduciary duty. This provision may not eliminate or limit the liability of a director for:

•	breaches of the director's duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

•	the payment of unlawful dividends or unlawful stock repurchases or redemptions; or

•	transactions from which the director received an improper personal benefit.

Our certificate of incorporation eliminates the liability of directors to the fullest extent permissible under Delaware law. These provisions offer persons who serve on the board of directors protection against awards of monetary damages for negligence in the performance of their duties.

Our bylaws also provide that directors or officers made a party to, or threatened to be made a party to, or otherwise involved in, any proceeding, because he or she is or was a representative of us or is or was serving as a representative of another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, on our behalf, shall be indemnified and held harmless by us to the fullest extent permitted by Delaware law against all expenses, liabilities and losses reasonably incurred by or imposed upon him or her, in connection with any threatened, pending or completed action, suit or proceeding. Indemnification is only available if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Pursuant to our bylaws, amending the provisions to reduce the limitation of director’s liability or limit the right to indemnification requires unanimous vote of the directors or a majority vote of the stockholders.

PLAN OF DISTRIBUTION

Depending upon the selling stockholders’ continuing review of their respective investments and various other facts, the selling stockholders may, subject to any applicable securities laws, sell all or any part of the offered common stock covered by this prospectus. The term selling stockholders includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We have been advised by the selling stockholders that they may, at the direction of a pledgee of the offered common stock or otherwise, sell all or a portion of the offered common stock beneficially owned by them and offered hereby from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	in privately negotiated transactions;
•	through broker-dealers, who may act as agents or principals;
•	in a block trade in which a broker-dealer will attempt to sell a block of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through one or more underwriters on a firm commitment or best-efforts basis;
•	directly to one or more purchasers;
•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the common stock by a broker-dealer as principal and resales of the common stock by the broker-dealer for its account under this prospectus;
•	ordinary brokerage transactions; or
•	transactions in which the broker-dealer solicits purchasers.

Prices for the common stock will be determined by the holders of the offered common stock or by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling stockholders from the sale of the offered stock by them hereby will be the purchase price of the offered common stock less discounts and commissions, if any.

The sales described in the preceding paragraph may be effected in transactions:

•	on any national securities exchange or quotation service on which the offered common stock may be listed or quoted at the time of sale, including the NYSE;
•	in the over-the-counter market;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or
•	through the writing of options or in hedging transactions.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

Our shares of common stock are listed, and may be traded, on the NYSE under the symbol “IRM.”

In addition, the selling stockholders may sell any offered common stock that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act rather than pursuant to this prospectus.

To the extent required, we may amend or supplement this prospectus to describe a specific plan of distribution. In connection with the sale of the offered common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, broker-dealers or other financial institutions may engage in short sales of the offered common stock in the course of hedging the positions they assume with the selling stockholders. Subject to applicable company policy and applicable securities laws, the selling stockholders may also sell the offered common stock short and redeliver the securities to close out their short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect the transaction. The selling stockholders may also pledge offered common stock to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus, as supplemented or amended to reflect the transaction.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be treated as “underwriters” within the meaning of the Securities Act in connection with sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be treated as underwriting discounts and commissions. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the offered common stock by the selling stockholders.

In order to comply with the securities laws of certain states, the offered common stock must be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the offered common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholders and any other person participating in a distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the offered common stock by the selling stockholders and other participating persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the offered common stock to engage in market-making activities with respect to the particular security being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the offered common stock and the ability of any person or entity to engage in market-making activities with respect to the offered common stock.

We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the offered common stock against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

VALIDITY OF THE OFFERED SECURITIES

Sullivan & Worcester LLP, Boston, Massachusetts, will pass upon the validity of the offered common stock for us.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries, except for Iron Mountain Europe Limited (as discussed below), and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reiance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

The financial statements of Iron Mountain Europe Limited (consolidated with those of the Company and not presented separately herein) as of October 31, 2003 and for each of the two years in the period ended October 31, 2003 have been audited by RSM Robson Rhodes LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC’s Internet site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange where reports, proxy statements and other information concerning us can also be inspected. The offices of the NYSE are located at 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

We incorporate by reference the following documents filed by us:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005.
•	Current Reports on Form 8-K filed January 5, 2005, April 5, 2005, May 27, 2005 and July 5, 2005.
•

The description of our common stock contained in the Registration Statement on Form 8-A dated May 27, 1997, as amended by Amendment No. 1 to Form 8-A on June 3, 2005, and including all further amendments and reports filed for the purpose of updating such description.

In addition to the documents listed above, we incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering of the securities made by this prospectus is completed or terminated.

We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those to which we specifically refer. You may obtain this information at no cost by writing or telephoning us at: 745 Atlantic Avenue, Boston, Massachusetts 02111, (617) 535-4799, Attention: Investor Relations.